GTT Reports First Quarter 2019 Financial Results
Q1 Revenue Grew 73% Year-Over-Year to $450 Million
Q1 Net Loss of $27 Million
Q1 Adjusted EBITDA Grew 95% Year-Over-Year to $122 Million

MCLEAN, Va., May 8, 2019 - GTT Communications, Inc. (NYSE: GTT), the leading global cloud networking provider to multinational clients, announced today its financial results for the quarter ended March 31, 2019.
First quarter highlights:

•	Revenue of $450.2 million grew 72.7% compared to 1Q18, and declined 1.0% compared to 4Q18.

•
Net loss was $27.3 million, compared to net loss of $30.7 million in 1Q18, and net loss of $53.0 million in 4Q18. The net losses in all periods are primarily the result of non-recurring costs, including exit, transaction and integration costs of $12.0 million, $7.8 million and $29.9 million in 1Q19, 1Q18 and 4Q18, respectively, and change in fair value of exchange rate and interest rate hedges of $15.3 million, $17.2 million, and $21.7 million in 1Q19, 1Q18 and 4Q18, respectively.

•
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) of $122.2 million grew 95.0% compared to 1Q18, and grew 4.3% compared to 4Q18. Adjusted EBITDA margin was 27.2% compared to 24.1% in 1Q18 and 25.8% in 4Q18.

•	Capital expenditures were $32.1 million (7.1% of revenue) compared to $13.2 million in 1Q18 (5.1% of revenue) and $16.3 million in 4Q18 (3.6% of revenue).

•
Using constant currency (i) 1Q19 revenue and Adjusted EBITDA would have been higher than reported by $18.1 million and $7.0 million, respectively, compared to 1Q18, and (ii) 1Q19 revenue and Adjusted EBITDA would have been higher than reported by $0.1 million and $0.3 million, compared to 4Q18.

On a pro forma basis, assuming (i) Interoute's historical results had been included for all periods presented, and (ii) constant currency:

•	1Q19 revenue and Adjusted EBITDA declined 0.7% and grew 13.7%, respectively, compared to 1Q18.

•	1Q19 revenue and Adjusted EBITDA declined 1.0% and grew 4.5%, respectively, compared to 4Q18.

See “Annex A: Non-GAAP Financial Information” for more information regarding the computation of Adjusted EBITDA, Adjusted Free Cash Flow, constant currency and pro forma calculations.

Conference Call Information
GTT will hold a conference call on Wednesday, May 8, 2019 at 10 a.m. Eastern Time. To participate in the live conference call, interested parties may dial +1-844-875-6916 or +1-412-317-6714 and ask for the GTT call, or view the webcast at GTT’s website.

A telephonic replay of the conference call will be available for one week and may be accessed by calling +1-877-344-7529 or +1-412-317-0088 and using the passcode 10130620. The webcast will be archived in the investor relations section of GTT's website.

Forward-Looking Statements
This release contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the current view of GTT Communications, Inc., with respect to its plans, objectives and strategies or future events or future financial performance. From time to time, GTT also provides forward-looking statements in other materials GTT releases to the public or files with the U.S. Securities and Exchange Commission (“SEC”), as well as oral forward-looking statements. You should consult any further disclosures on related subjects in our annual reports on Form 10-K, our quarterly reports on Form 10-Q and our current reports on Form 8-K filed with the SEC. Such forward-looking statements are and will be subject to many risks, uncertainties and factors relating to our operations and the business environment that may cause our actual results to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause GTT’s actual results to differ materially from these forward-looking statements include, but are not limited to, the following: our ability to obtain capital; our ability to develop and market new products and services that meet customer demands and generate acceptable margins; our reliance on several large customers; our ability to negotiate and enter into acceptable contract terms with our suppliers; our ability to attract and retain qualified management and other personnel; competition in the industry in which we do business; failure of the third-party communications networks on which we depend; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which we are engaged; our ability to maintain our databases, management systems and other intellectual property; our ability to maintain adequate liquidity and produce sufficient cash flow to fund our capital expenditures and debt service; technological developments and changes in the industry; our ability to complete acquisitions or divestitures and to integrate any business or operation acquired; our ability to overcome significant operating losses; and general economic conditions. Additional information concerning these and other important factors can be found under the heading “Risk Factors” in GTT’s annual and quarterly reports filed with the SEC including, but not limited to, its Annual Report on Form 10-K. Statements in this release should be evaluated in light of these important factors.

About GTT
GTT is redefining global communications to serve a cloud-based future, connecting people across organizations, around the world and to every application in the cloud. Our clients benefit from an outstanding service experience built on our core values of simplicity, speed and agility. A Fortune Future 50 company, GTT owns and operates a global Tier 1 internet network and provides a comprehensive suite of cloud networking services to any location in the world. For more information on GTT, please visit www.gtt.net.

GTT Media Inquiries:
Marion Janic, RooneyPartners
+1-212-223-4017
mjanic@rooneyco.com

Bob Cavosi, RooneyPartners
+1-646-638-9891
rcavosi@rooneyco.com

GTT Investor Relations:
Jody Burfening/Carolyn Capaccio, LHA
+1-212-838-3777
ccapaccio@lhai.com

GTT Communications, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(Amounts in millions, except per share data)

	Three Months Ended March 31,
	2019	2018
Revenue:
Telecommunications services	$450.2	$260.7

Operating expenses:
Cost of telecommunications services	241.8	141.5
Selling, general and administrative expenses	104.1	68.3
Severance, restructuring and other exit costs	2.8	1.9
Depreciation and amortization	62.8	39.8

Total operating expenses	411.5	251.5

Operating income	38.7	9.2

Other expense:
Interest expense, net	(48.2)	(20.9)
Other expense, net	(16.0)	(17.4)

Total other expense	(64.2)	(38.3)

Loss before income taxes	(25.5)	(29.1)

Provision for income taxes	1.8	1.6

Net Loss	$(27.3)	$(30.7)

Loss per share:
Basic	$(0.49)	$(0.69)
Diluted	$(0.49)	$(0.69)

Weighted average shares:
Basic	55,839,212	44,632,365
Diluted	55,839,212	44,632,365

GTT Communications, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(Amounts in millions, except per share data)

	March 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$50.7	$55.3
Accounts receivable, net of allowances	226.4	174.5
Prepaid and other current assets	48.7	49.2
Total current assets	325.8	279.0
Property and equipment, net	1,828.0	1,870.4
Operating lease right of use assets	419.9	—
Intangible assets, net	526.5	552.4
Goodwill	1,727.0	1,738.0
Other long-term assets	83.9	97.8
Total assets	$4,911.1	$4,537.6
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$340.5	$316.0
Operating lease liabilities	81.0	—
Finance lease liabilities	1.7	6.7
Long-term debt	36.8	39.9
Deferred revenue	87.4	84.2
Total current liabilities	547.4	446.8
Operating lease liabilities, long-term portion	331.2	—
Finance lease liabilities, long-term portion	36.0	35.1
Long-term debt, long-term portion	3,152.2	3,151.6
Deferred revenue, long-term portion	280.8	287.0
Deferred tax liabilities	172.7	176.2
Other long-term liabilities	30.7	26.2
Total liabilities	4,551.0	4,122.9
Commitments and contingencies
Stockholders’ equity:
Total stockholders’ equity	360.1	414.7
Total liabilities and stockholders’ equity	$4,911.1	$4,537.6

GTT Communications, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(Amounts in millions)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(27.3)	$(30.7)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	62.8	39.8
Share-based compensation	8.7	5.9
Debt discount amortization	1.9	(0.2)
Amortization of debt issuance costs	1.2	1.2
Change in fair value of derivative financial liability	15.3	17.2
Excess tax benefit and deferred income taxes	1.3	0.4
Change in fair value of acquisition earn-out	—	0.1
Deferred revenue	2.6	(5.1)
Changes in operating assets and liabilities, net of acquisitions	(50.4)	(16.4)
Net cash provided by operating activities	16.1	12.2

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(0.5)	(33.6)
Purchases of property and equipment	(32.1)	(13.2)
Net cash used in investing activities	(32.6)	(46.8)

Cash flows from financing activities:
Proceeds from debt	26.0	—
Repayment of debt	(11.6)	(1.8)
Payment of holdbacks	(3.3)	(5.7)
Repayment of finance leases	(0.6)	(0.7)
Proceeds from issuance of common stock under ESPP	0.1	0.1
Tax withholding related to the vesting of restricted stock	(0.3)	(5.2)
Exercise of stock options	0.4	0.6
Net cash provided by financing activities	10.7	(12.7)
Effect of exchange rate changes on cash	1.2	0.5
Net decrease in cash, cash equivalents, and restricted cash	(4.6)	(46.8)
Cash, cash equivalents, and restricted cash at beginning of period	55.3	101.2
Cash, cash equivalents, and restricted cash at end of period	$50.7	$54.4

ANNEX A: Non-GAAP Financial Information

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), from time to time we may use or publicly disclose certain “non-GAAP financial measures” in the course of our financial presentations, earnings releases, earnings conference calls and otherwise. For these purposes, the U.S. Securities and Exchange Commission (“SEC”) defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial positions or cash flows that (i) excludes amounts, or is subject to adjustments that effectively exclude amounts, included in the most directly comparable measure calculated and presented in accordance with GAAP in financial statements, and (ii) includes amounts, or is subject to adjustments that effectively include amounts, that are excluded from the most directly comparable measure so calculated and presented.

Non-GAAP financial measures are provided as supplemental information to investors to provide an alternative method for assessing our financial condition and operating results. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better evaluate our performance and profitability. These measures are not in accordance with or a substitute for GAAP, and they may be different from or inconsistent with non-GAAP financial measures used by other companies. These measures should be used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures.

Pursuant to the requirements of Regulation G, whenever we refer to a non-GAAP financial measure, we will also generally present the most directly comparable financial measure calculated and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable GAAP financial measure.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”)
Adjusted EBITDA is defined as net income/(loss) before interest, income taxes, depreciation and amortization (“EBITDA”) adjusted to exclude severance, restructuring and other exit costs, acquisition-related transaction and integration costs, losses on extinguishment of debt, stock-based compensation and, from time to time, other non-cash or nonrecurring items.

We use Adjusted EBITDA to evaluate operating performance, and this financial measure is among the primary measures we use for planning and forecasting future periods. We further believe that the presentation of Adjusted EBITDA is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management and makes it easier to compare our results with the results of other companies that have different financing and capital structures. In addition, we have debt covenants that are based on a leverage ratio that utilizes a modified EBITDA calculation, as defined in our Credit Agreement.

The modified EBITDA calculation is similar to our definition of Adjusted EBITDA; however, it includes the pro forma Adjusted EBITDA of and expected cost synergies from the companies acquired by us during the applicable reporting period. Finally, Adjusted EBITDA results, along with other quantitative and qualitative information, are utilized by management and our compensation committee for purposes of determining bonus payouts to our employees.

The following is a reconciliation of Adjusted EBITDA from Net Loss (amounts in millions):

	Three Months Ended March 31,
	2019	2018
Adjusted EBITDA
Net loss	$(27.3)	$(30.7)
Provision for income taxes	1.8	1.6
Interest and other expense, net	64.2	38.3
Depreciation and amortization	62.8	39.8
Severance, restructuring and other exit costs	2.8	1.9
Transaction and integration costs	9.2	5.9
Share-based compensation	8.7	5.9
Adjusted EBITDA	$122.2	$62.7

Adjusted Free Cash Flow and Adjusted Unlevered Free Cash Flow

Adjusted Free Cash Flow is defined as net cash provided by operating activities less purchases of property and equipment, adjusted to exclude cash paid for severance, restructuring and other exit costs, and acquisition-related transaction and integration costs. Adjusted Unlevered Free Cash Flow is defined as Adjusted Free Cash Flow before interest. Adjusted Free Cash Flow and Adjusted Unlevered Free Cash Flow are not measurements of our financial performance under GAAP and should not be considered in isolation, or as alternatives to net cash flows provided by operating activities, total net cash flows, or any other performance measure derived in accordance with GAAP.

We use Adjusted Free Cash Flow as a measure to evaluate cash generated through normal operating activities. We believe that the presentation of Adjusted Free Cash Flow is relevant and useful to investors because it provides a measure of cash available to pay the principal on our debt and pursue acquisitions of businesses or other strategic investments or uses of capital. We use Adjusted Unlevered Free Cash Flow as a measure to evaluate cash generated through normal operating activities prior to debt service as our debt capital structure will change over time. We believe that the presentation of Adjusted Unlevered Free Cash Flow is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management and makes it easier to compare our results with the results of other companies that have different financing and capital structures.

The following is a reconciliation of Adjusted Free Cash Flow and Adjusted Unlevered Free Cash Flow from Cash provided by operating activities (amounts in millions):

	Three Months Ended March 31,
	2019	2018
Net cash provided by operating activities	$16.1	$12.2
Purchases of property and equipment	(32.1)	(13.2)
Severance, restructuring and other exit costs	8.4	4.7
Transaction and integration costs	9.7	3.9
Adjusted Free Cash Flow	2.1	7.6
Cash paid for interest	32.0	31.3
Adjusted Unlevered Free Cash Flow	$34.1	$38.9

Constant Currency
We evaluate our results of operations both as reported and on a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency data offers valuable supplemental information regarding our results of operations, consistent with how we evaluate our performance. We calculate constant currency results by converting our current-period local currency financial results using prior-period exchange rates and comparing these adjusted amounts to our prior-period reported results.

Pro Forma Financial Information
In addition to financial measures prepared in accordance with GAAP, from time to time we may use or publicly disclose certain “pro forma” financial measures in the course of our financial presentations, earnings releases, earnings conference calls and otherwise. We believe these certain pro forma financial measures provide a more comparable view of our results relative to prior periods, particularly given the number of acquisitions we have completed in the past.

The following unaudited pro forma financial information and related notes present the historical information of GTT as if the acquisition of Interoute had occurred on the first day of the period presented. The pro forma adjustments included herein reflect final accounting policy convergence adjustments that may differ from the pro forma financial information presented in any Form 8-K/A's previously filed with the SEC.

For the three months ended March 31, 2019, compared with the three months ended March 31, 2018, the following unaudited financial information presents historical GTT information as if the acquisition of Interoute had occurred on the first day of the period presented, as reported and in constant currency:

($ in millions)	Three Months Ended March 31,
	2019	2018
Revenue
GTT as reported	$450.2	$260.7
Interoute, net of pro forma adjustments (1)	—	210.7
Pro Forma Revenue	$450.2	$471.4
Pro Forma % Growth	(4.5)%
Pro Forma % Growth (Constant Currency)	(0.7)%

Adjusted EBITDA
GTT as reported	$122.2	$62.7
Interoute, net of pro forma adjustments (2)	—	50.9
Pro Forma Adjusted EBITDA	$122.2	$113.6
Pro Forma Adjusted EBITDA Margin %	27.2%	24.1%
Pro Forma % Growth	7.6%
Pro Forma % Growth (Constant Currency)	13.7%

(1) Pro forma adjustments include (i) revenue recognized by Interoute from GTT, net of revenue recognized by GTT from Interoute prior to the close date; (ii) adjustments in deferred revenue from Interoute and (iii) adjustments related to converting operating results from International Financial Reporting Standard ("IFRS") to U.S. GAAP.

(2) Pro forma adjustments include (i) net adjustments in deferred revenue and deferred costs from Interoute and (ii) adjustments related to converting operating results from IFRS to U.S. GAAP.

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